UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 11, 2019

Gritstone Oncology, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38663	47-4859534
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

5858 Horton Street, Suite 210

Emeryville, California 94608

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (510) 871-6100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001	GRTS	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 1.01	Entry into a Material Definitive Agreement.

On July 11, 2019, Gritstone Oncology, Inc. (the “Company”) entered into a First Amendment to License Agreement (the “Amendment”), dated as of July 11, 2019, with MIL 21E, LLC (the “Licensor”), amending that certain License Agreement, dated as of September 6, 2018, by and between the Company and the Licensor (the “License Agreement” and the License Agreement as amended by the Amendment, the “Amended License Agreement”). Pursuant to the Amended License Agreement, effective as of September 1, 2019 (the “Effective Date”), the Licensor granted the Company a non-transferable, non-assignable license to use an aggregate total of 14,683 square feet of office and laboratory space located at 21 Erie Street, Cambridge, Massachusetts 02139.

The term of the original License Agreement commenced on September 1, 2018. The Amended License Agreement will expire on August 31, 2021, unless earlier terminated. Beginning six months after the Effective Date, the Company shall have the right to early terminate the Amended License Agreement upon six months’ prior written notice. In addition, the Licensor may terminate the Amended License Agreement for cause by giving written notice to the Company (subject to a 10 day cure period, except under certain circumstances).

On the Effective Date, the Company prepaid the monthly license fees under the Amended License Agreement through August 31, 2020, as well as certain other fees and deposits totaling $3.5 million in the aggregate, and thereafter shall pay a monthly fee of approximately $279,000. Prior to the Effective Date, the Company paid an aggregate of $1.6 million under the terms of the original License Agreement.

The foregoing descriptions of the License Agreement and the Amendment do not purport to be complete and are subject to, and qualified in their entirety by reference to, the full terms of the License Agreement and the Amendment, copies of which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ending September 30, 2019.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

(a) Creation of a Direct Financial Obligation.

The information set forth under Item 1.01 of this Current Report on Form 8-K with respect to the Amended License Agreement is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GRITSTONE ONCOLOGY, INC.

Date: November 7, 2019	By:	/s/ Jean-Marc Bellemin
Jean-Marc Bellemin
Executive Vice President, Chief Financial Officer